MetLife Investment Funds, Inc.
Transactions Effected Pursuant to Rule 10f-3
Six Months Ended: June 30, 2006

Fund:			Small Company Stock Fund
Sub-adviser:		Babson Capital Management LLC

Name of Security:       Mortons Restaurant Group
Security CUSIP:		619430101

Registration under Securities Act of
1933 [10f-3(a)(1)(i)] or eligible 144A?	Yes

Time of Acquisition [10f-3(a)(2)]
  Date Acquired			2/8/2006
  Date First Offered			2/8/2006

Reasonableness of Spread [10f-3(b)]
  Offering Price Per Unit		$17.000
  Amount of Spread:  Gross Spread
   Selling Concession			$0.714
  Spread

Issuer in Continuous Operation at
Least Three Years?  [10f-3(c)]		Yes

Amount Purchased by Fund [10f-3(d)]
  Total Units Offered			160,900,000
  Purchase Price per Unit		$17.000
  Total Units Purchased		3,200
  Total Purchase Price			$54,400
  Percentage of Offering Purchased	0.002%
  Any Shares Purchased by Other Funds
   in family?				No

Percentage of Fund Assets Invested [10f-3(e)]	0.011%

From Whom Purchased [10f-3(f)]
Selling Dealer(s)	Wachovia Securities Inc



Syndicate Manager(s)	Jefferies & Company